                                                                        Exhibit 14(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Ivy Funds, Inc. (formerly W&R Funds, Inc.) on Form N-14 of our report dated May 17, 2005 appearing in the Annual Report to Shareholders of Asset Strategy Fund, Capital Appreciation Fund, Core Equity Fund, High Income Fund, International Growth Fund, Large Cap Growth Fund, Limited-Term Bond Fund, Mid Cap Growth Fund, Money Market Fund, Municipal Bond Fund, Science and Technology Fund, and Small Cap Growth Fund, comprising Ivy Funds, Inc., for the fiscal year ended March 31, 2005, which is also incorporated by reference in the Statement of Additional Information, which is part of such Registration Statement. We also consent to the reference to us under the caption "Other Services Providers for the Acquiring Fund and the Acquired Fund" in the Combined Prospectus and Proxy Statement, which also is a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Kansas City, Missouri
September 12, 2005